                                                                    Exhibit  12.
                                                                    ------------

               GREEN TREE FINANCIAL CORPORATION AND SUBSIDIARIES
               -------------------------------------------------

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------



                                                                   Year ended December 31
                                --------------------------------------------------------------------------------------------
                                       1997             1996               1995               1994                 1993
                                ---------------    --------------    -------------       --------------        -------------
Earnings:
     Earnings before
        income taxes             $486,123,000        $323,829,000     $409,628,000        $302,131,000         $200,537,000

Fixed charges:
     Interest                     160,882,000          70,050,000       57,313,000          41,619,000           51,155,000
     One-third rent                 4,352,000           2,888,000        2,034,000           1,688,000            1,483,000
                               --------------       -------------    -------------       -------------        -------------
                                  165,234,000          72,938,000       59,347,000          43,307,000           52,638,000
                               --------------       -------------    -------------       -------------        -------------
                                 $651,357,000        $396,767,000     $468,975,000        $345,438,000         $253,175,000
                               ==============       =============    =============       =============        =============

Fixed charges:
     Interest                    $160,882,000        $ 70,050,000     $ 57,313,000        $ 41,619,000         $ 51,155,000
     One-third rent                 4,352,000           2,888,000        2,034,000           1,688,000            1,483,000
                               --------------       -------------    -------------       -------------        -------------
                                 $165,234,000        $ 72,938,000     $ 59,347,000        $ 43,307,000         $ 52,638,000
                               ==============       =============    =============       =============        =============

Ratio of earnings
     to fixed charges  (1)               3.94                5.44             7.90                7.98                 4.81
                               ==============       =============    =============       =============        =============

(1) For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges.